UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2007

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

The following information and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

NetScout Systems, Inc. (the “Company”) announced that it has entered into a definitive agreement to acquire Network General Corporation, in a combined cash, stock, and debt transaction valued at approximately $205 million. On September 20, 2007, the Company issued a press release announcing the acquisition. The Company’s press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

On September 20, 2007, the Company issued a press release announcing revised guidance for its second quarter of fiscal year 2008 ending September 30, 2007. Total revenue for the second quarter is expected to be in the range of $29 to $30 million compared to its previously issued guidance of $28 to $29 million. Net income per diluted share is expected to be in the range of $0.09 to $0.10, compared to previous guidance of $0.08 to $0.09. The Company’s press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The Company will host a conference call on September 20, 2007 at 9:00 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID: 17348240. A replay of the call will be available after 11:00 a.m. ET on Sept. 20, 2007 for two weeks. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 17348240.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby furnishes the following exhibits:

99.1	Press release of the Company dated September 20, 2007

99.2	Press release of the Company dated September 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ David P. Sommers
David P. Sommers
Chief Financial Officer and Senior Vice President, General Operations

Date: September 20, 2007

EXHIBIT INDEX

Exhibit Number
99.1	Press release of the Company dated September 20, 2007

99.2	Press release of the Company dated September 20, 2007